AMENDMENT TO

SECOND AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

June 29, 2020

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

Dear Sirs:

PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”) have entered into a Second Amended and Restated Expense Limitation Agreement, dated June 1, 2018 (the “Agreement”). This will confirm that Schedule A of the Agreement is replaced in its entirety with Schedule A attached hereto.

If the foregoing correctly sets forth the agreement between the Trust and PIMCO, please so indicate by signing and returning to the Trust the enclosed copy hereof

Very truly yours,

PIMCO FUNDS

By:
Name: Bradley A. Todd
Title: Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name: Peter G. Strelow
Title: Managing Director, Co-Chief Operating Officer

Schedule A

Dated:              June 1, 2018

Revised:           June 29, 2020

Expense Limited Fund	End of Initial Term
PIMCO All Asset All Authority Fund	July 31, 2021
PIMCO All Asset Fund	July 31, 2021
PIMCO All Asset: Multi-Real Fund	July 31, 2021
PIMCO All Asset: Multi-RAE PLUS Fund	July 31, 2021
PIMCO All Asset: Multi-Short PLUS Fund	July 31, 2021
PIMCO California Intermediate Municipal Bond Fund	July 31, 2021
PIMCO California Municipal Bond Fund	July 31, 2021
PIMCO California Short Duration Municipal Income Fund	July 31, 2021
PIMCO Climate Bond Fund	July 31, 2021
PIMCO CommoditiesPLUS® Strategy Fund	July 31, 2021
PIMCO CommodityRealReturn Strategy Fund®	July 31, 2021
PIMCO Credit Opportunities Bond Fund	July 31, 2021
PIMCO Diversified Income Fund	July 31, 2021
PIMCO Dynamic Bond Fund	July 31, 2021
PIMCO Emerging Markets Local Currency and Bond Fund	July 31, 2021
PIMCO Emerging Markets Bond Fund	July 31, 2021
PIMCO Emerging Markets Corporate Bond Fund	July 31, 2021
PIMCO Emerging Markets Currency and Short-Term Investments Fund	July 31, 2021
PIMCO Emerging Markets Full Spectrum Bond Fund	July 31, 2021
PIMCO Extended Duration Fund	July 31, 2021
PIMCO Global Advantage Strategy Bond Fund	July 31, 2021
PIMCO Global Bond Opportunities Fund (U.S. Dollar Hedged)	July 31, 2021
PIMCO Global Bond Opportunities Fund (Unhedged)	July 31, 2021
PIMCO Global Core Asset Allocation Fund	July 31, 2021
PIMCO GNMA and Government Securities Fund	July 31, 2021
PIMCO Government Money Market Fund	July 31, 2021
PIMCO High Yield Fund	July 31, 2021
PIMCO High Yield Municipal Bond Fund	July 31, 2021
PIMCO High Yield Spectrum Fund	July 31, 2021
PIMCO Income Fund	July 31, 2021
PIMCO Inflation Response Multi-Asset Fund	July 31, 2021
PIMCO International Bond Fund (Unhedged)	July 31, 2021
PIMCO International Bond Fund (U.S. Dollar-Hedged)	July 31, 2021
PIMCO Investment Grade Credit Bond Fund	July 31, 2021
PIMCO Long Duration Total Return Fund	July 31, 2021
PIMCO Long-Term Credit Bond Fund	July 31, 2021
PIMCO Long-Term Real Return Fund	July 31, 2021
PIMCO Long-Term U.S. Government Fund	July 31, 2021

PIMCO Low Duration Fund	July 31, 2021
PIMCO Low Duration Fund II	July 31, 2021
PIMCO Low Duration ESG Fund	July 31, 2021
PIMCO Low Duration Income Fund	July 31, 2021
PIMCO Moderate Duration Fund	July 31, 2021
PIMCO Mortgage Opportunities and Bond Fund	July 31, 2021
PIMCO Mortgage-Backed Securities Fund	July 31, 2021
PIMCO Multi-Strategy Alternative Fund	July 31, 2021
PIMCO Municipal Bond Fund	July 31, 2021
PIMCO National Intermediate Municipal Bond Fund	July 31, 2021
PIMCO New York Municipal Bond Fund	July 31, 2021
PIMCO Preferred and Capital Securities Fund	July 31, 2021
PIMCO RAE Fundamental Advantage PLUS Fund	July 31, 2021
PIMCO RAE PLUS EMG Fund	July 31, 2021
PIMCO RAE PLUS Fund	July 31, 2021
PIMCO RAE PLUS International Fund	July 31, 2021
PIMCO RAE PLUS Small Fund	July 31, 2021
PIMCO RAE Worldwide Long/Short PLUS Fund	July 31, 2021
PIMCO Real Return Fund	July 31, 2021
PIMCO RealEstateRealReturn Strategy Fund	July 31, 2021
PIMCO Senior Floating Rate Fund	July 31, 2021
PIMCO Short Asset Investment Fund	July 31, 2021
PIMCO Short Duration Municipal Income Fund	July 31, 2021
PIMCO Short-Term Fund	July 31, 2021
PIMCO StocksPLUS® Absolute Return Fund	July 31, 2021
PIMCO StocksPLUS® Small Fund	July 31, 2021
PIMCO StocksPLUS® Short Fund	July 31, 2021
PIMCO StocksPLUS® Fund	July 31, 2021
PIMCO StocksPLUS® International Fund (Unhedged)	July 31, 2021
PIMCO StocksPLUS® International Fund (U.S. Dollar Hedged)	July 31, 2021
PIMCO StocksPLUS® Long Duration Fund	July 31, 2021
PIMCO Strategic Bond Fund	July 31, 2021
PIMCO Total Return Fund	July 31, 2021
PIMCO Total Return Fund II	July 31, 2021
PIMCO Total Return Fund IV	July 31, 2021
PIMCO Total Return ESG Fund	July 31, 2021
PIMCO TRENDS Managed Futures Strategy Fund	July 31, 2021